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                                                                    EXHIBIT 21.1

  Following is a list of all subsidiaries of the registrant, complete with the state or other jurisdiction of incorporation or organization of each:

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
     SUBSIDIARY                                                JURISDICTION
     ----------                                                ------------
 1.  Korn/Ferry International S.A.                             Argentina
 2.  Korn/Ferry International Pty Limited                      Australia
 3.  Korn/Ferry International Limited Niederlassung            Austria
 4.  Korn/Ferry International S/C Ltda.                        Brazil
 5.  Korn/Ferry International, Limited                         Canada
 6.  Korn/Ferry International, S.A.                            Chile
 7.  Korn/Ferry International (China) Limited                  China
 8.  Korn/Ferry International spol.s.r.o.                      Czech Republic
 9.  Korn/Ferry International A/S                              Denmark
 10. Korn/Ferry International Oy                               Finland
 11. Didier, Vuchot et Associes                                France
 12. Korn/Ferry International & Cie, S.N.C.                    France
 13. Korn/Ferry International GmbH                             Germany
 14. Korn/Ferry International SA                               Greece
 15. Korn/Ferry International (Asia Pacific) Limited           Hong Kong
 16. Korn/Ferry International (H.K.) Limited                   Hong Kong
 17. Korn/Ferry International Budapest Individual Consulting
     and Service Ltd.                                          Hungary
 18. Korn/Ferry Consultants India Private Limited              India
 19. Korn/Ferry International Holding India                    India
 20. Korn/Ferry Investment India Limited                       India
 21. PT. Korn/Ferry International                              Indonesia
 22. Korn/Ferry International S.R.L.                           Italy
 23. Korn/Ferry International-Japan                            Japan
 24. Korn/Ferry International (Korea) Limited                  Korea
 25. Korn/Ferry International (Malaysia) Sdn. Bhd.             Malaysia
 26. Korn/Ferry Internacional del Norte, S.A. de C.V.          Mexico
 27. Korn/Ferry International S.A. de C.V.                     Mexico
 28. Postgraduados y Especialistas, S.A. de C.V.               Mexico
 29. Korn/Ferry International B.V.                             Netherlands
 30. Korn Ferry International NZ Limited                       New Zealand
 31. Korn/Ferry International AS                               Norway
 32. Korn/Ferry International-Peru S.A.                        Peru
 33. Korn/Ferry International S.p.z o.o.                       Poland
 34. Korn/Ferry International Srl.                             Romania
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
 35. Korn/Ferry International Pte. Ltd.               Singapore
 36. Korn/Ferry International, spol.s.r.o.            Slovakia
 37. Korn/Ferry Espana, S.A.                          Spain
 38. Korn/Ferry International AB                      Sweden
 39. bgu Beratungsgesellschaft fur
     Unternehmensentwicklung AG                       Switzerland
 40. DRF-Beteiligungs AG                              Switzerland
 41. DR-Miro AG                                       Switzerland
 42. DRF-DR-Miro SA                                   Switzerland
 43. Korn-Ferry (Switzerland) Ltd                     Switzerland
 44. Korn-Ferry International SA                      Switzerland
 45. Korn-Ferry S.A., Geneve                          Switzerland
 46. REMCO Research & Management Consulting
     Services S.A.                                    Switzerland
 47. Korn/Ferry (Thailand) Limited                    Thailand
 48. Korn/Ferry International Executive Recruitment
     (Thailand) Limited                               Thailand
 49. Korn/Ferry International Musavirlik Limited
     Sirketi                                          Turkey
 50. Carre Orban & Partners, Ltd.                     United Kingdom
 51. Korn/Ferry International, Limited                United Kingdom
 52. Pintab Associates Limited                        United Kingdom
 53. Avery & Associates, Inc.                         United States, California
 54. Continental American Management Corp.            United States, California
 55. Korn/Ferry S.A.                                  United States, California
 56. Korn/Ferry International Futurestep, Inc.        United States, Delaware
 57. Korn/Ferry International Worldwide, Inc.         United States, Delaware
 58. Korn/Ferry International Consultores
     Asociados, C.A.                                  Venezuela
 59. Korn/Ferry International de Venezuela, C.A.      Venezuela
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